Exhibit 99.1
Wyndham Worldwide Reports Third Quarter 2009 Results
Increases 2009 Adjusted EBITDA Guidance
Completes Renewal of Vacation Ownership Receivables Conduit Facility
PARSIPPANY, N.J. (October 28, 2009) — Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended September 30, 2009.
HIGHLIGHTS:
•	Wyndham Worldwide generated diluted adjusted earnings per share (EPS) of $0.58, compared with Company-issued guidance of $0.53 — $0.57. Reported EPS was $0.57.

•	The Company raises full-year 2009 adjusted EBITDA guidance to $775 — $825 million, compared with prior guidance of $760 — $810 million.

•	For the nine months ended September 30, 2009, the Company generated net cash from operating activities of approximately $570 million, compared with $146 million in 2008.

•	Wyndham Worldwide recently completed two term securitization transactions totaling $350 million.

•	The Company announces the renewal of its asset-backed vacation ownership receivables conduit. The 364-day facility bears interest at variable commercial paper rates plus a spread with a capacity of $600 million.
“Wyndham Worldwide delivered solid results in the third quarter, once again demonstrating the benefits of a strong, resilient business model and excellent execution” said Stephen P. Holmes, chairman and CEO, Wyndham Worldwide. “We continue to transform the Company by rebalancing our worldwide business portfolio to increase the contribution of fee-for-service businesses and drive strong cash flow.”
THIRD QUARTER 2009 COMPANY OPERATING RESULTS
Third quarter revenues of $1,016 million declined by 17% from the prior-year period due to the previously announced initiative to reduce the deployment of capital in the Company’s vacation ownership business; continued weakness in the global lodging industry; and unfavorable foreign exchange rate movements which negatively impacted the Company’s exchange and rentals business.
Net income for the third quarter of 2009 was $104 million, or $0.57 diluted EPS, compared with third quarter 2008 net income of $142 million, or $0.80 diluted EPS.
Adjusted net income for the third quarter of 2009 was $106 million, or $0.58 diluted adjusted EPS, compared with third quarter 2008 adjusted net income of $148 million, or $0.83 diluted adjusted EPS. Third quarter 2009 includes the after-tax impact of $2 million, or $0.01 diluted EPS, of legacy items. Third quarter 2008 net income includes the after-tax impact of $6 million, or $0.03 diluted EPS, of restructuring costs and legacy items.
THIRD QUARTER 2009 BUSINESS UNIT RESULTS
Wyndham Hotel Group
Revenues were $183 million in the third quarter of 2009, a decline of 14% compared with the third quarter of 2008, primarily reflecting a decline in worldwide RevPAR.
Third quarter 2009 system-wide RevPAR decreased 17.0%, reflecting declines of 16.0% and 21.9% in domestic and international RevPAR, respectively.
Third quarter 2009 EBITDA was $58 million compared with $72 million in the third quarter of 2008, which included $4 million of restructuring costs. The reduction in EBITDA reflects the decline in worldwide RevPAR and other franchise fees, partly offset by lower marketing expenses.
As of September 30, 2009, the Company’s hotel system consisted of approximately 7,040 properties and 590,900 rooms, of which 21% were international. The development pipeline included approximately 1,000 hotels and 110,800 rooms, of which 50% were new construction and 41% were international.
Wyndham Exchange and Rentals
The Company has renamed Group RCI to Wyndham Exchange and Rentals to more accurately reflect the two very profitable fee-based businesses where Wyndham Worldwide has leadership positions.
Revenues were $327 million in the third quarter of 2009, an 8% decrease compared with the third quarter of 2008, primarily resulting from the impact of unfavorable foreign currency movements. Excluding the impact of foreign currency, revenues were flat.
Excluding the impact of foreign currency annual dues and exchange revenues were flat compared with the third quarter of 2008, reflecting a 3% increase in the average number of members and a 3% decline in revenue per member. Including the impact of foreign currency, revenues were $110 million, a 4% decrease from the prior year period.

Excluding the impact of foreign currency vacation rental revenues increased $5 million, or 3%, compared with the third quarter of 2008, primarily driven by a 2% increase in rental transaction volume and a 1% increase in average price per vacation rental. Including the impact of foreign currency, revenues were $185 million, a 7% decrease from the prior year period.
Third quarter 2009 EBITDA increased 2% to $107 million, compared with $105 million in the third quarter of 2008, which included $2 million of restructuring costs. Excluding an unfavorable net effect of foreign currency of $14 million and restructuring costs, adjusted EBITDA would have increased $14 million, or 13%, from the third quarter of 2008, primarily reflecting cost savings.
Wyndham Vacation Ownership
Gross Vacation Ownership Interest (VOI) sales were $366 million for the third quarter of 2009, a 35% decline from the third quarter of 2008. This decrease was primarily driven by the previously announced initiative to reduce the capital deployed in this business, which included sales office closures and a reduction of marketing efforts that resulted in fewer tours.
Total segment revenues were $508 million in the third quarter of 2009, down 23% from the third quarter of 2008, primarily reflecting the planned reduction in tour flow which was partially offset by a 25% increase in volume per guest and a $38 million favorable impact from the percentage-of-completion (POC) method of accounting from the third quarter of 2008. Under the POC method of accounting for the sale of vacation ownership interests, the Company recognized $36 million of previously deferred revenue during the third quarter of 2009, while third quarter 2008 reported revenues were reduced by $2 million of deferred revenue.
EBITDA for the third quarter of 2009 was $104 million, down 19% from the third quarter of 2008, reflecting the net impact of the planned reduction of VOI sales volume, partially offset by an $18 million impact from the net increase in the recognition of revenue previously deferred under the POC method of accounting.
Other Items
Net interest expense in the third quarter of 2009 was $33 million, a $14 million increase from the third quarter of 2008 due to higher interest rates, primarily reflecting the impact of the long-term debt issuances in May 2009, the proceeds of which were used to reduce revolving credit facility borrowings and lower capitalized interest.
Balance Sheet Information as of September 30, 2009:
•	Cash and cash equivalents of approximately $170 million compared with $135 million from December 31, 2008

•	Vacation ownership contract receivables, net, of $3.1 billion compared with $3.3 billion at December 31, 2008

•	Vacation ownership and other inventory of $1.3 billion unchanged from December 31, 2008

•	Securitized vacation ownership debt of $1.6 billion compared with $1.8 billion at December 31, 2008

•	Other debt of $2.0 billion, unchanged from December 31, 2008; remaining borrowing capacity on the revolving credit facility was approximately $850 million compared with approximately $290 million as of December 31, 2008
A schedule of debt is included in the financial tables section of this press release.
Guidance
For the fourth quarter of 2009, the Company expects adjusted EPS of $0.35 — $0.38, based on weighted average shares of 184 million.
The Company updates full-year 2009 guidance:
•	Revenues of $3.5 — $3.9 billion

•	The Company now expects adjusted EBITDA of $775 — $825 million, compared with prior guidance of $760 — $810 million.
“For full year 2010, we expect that revenue and adjusted EBITDA will be consistent with the current guidance ranges for 2009. We believe this reflects significant strength in our business, given that 2009 results will benefit from approximately $90 million of EBITDA related to vacation ownership deferred revenue roll-in that will be absent in 2010,” said Mr. Holmes. Management also expects that interest expense will be higher than 2009 levels due to financings completed in 2009 and lower capitalized interest in 2010.
The guidance reflects assumptions used for internal planning purposes. All guidance excludes legacy items and restructuring costs, if any, which may have a positive or negative impact on reported results. If economic conditions improve or deteriorate materially from current levels, these assumptions and our guidance may change materially. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA to the most directly comparable GAAP measure because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to our financial results.
Conference Call Information
Wyndham Worldwide Corporation will provide a webcast of its conference call to discuss the Company’s third quarter 2009 financial results on Wednesday, October 28, 2009 at 8:30 a.m. EDT. Listeners can access the webcast live through the company’s website at www.wyndhamworldwide.com/investors/. The conference call also may be accessed by dialing (800) 369-1776 and providing the pass code “Wyndham.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. An archive of this webcast will be available at the website for approximately 90 days beginning at 12:00 p.m. EDT on October 28, 2009. A telephone replay will be available at (888) 473-0114 beginning at 12:00 p.m. EDT on October 28, 2009, until 5:00 p.m. EST on December 13, 2009.

Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release.
About Wyndham Worldwide
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses approximately 7,040 franchised hotels and approximately 590,900 hotel rooms worldwide. Wyndham Exchange and Rentals offers its 3.8 million members access to more than 73,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of over 150 vacation ownership resorts serving over 830,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 25,500 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s web site at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations for the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 7, 2009. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #

Investor and Press Contact:
Margo C. Happer
Senior Vice President, Investor Relations
Wyndham Worldwide Corporation
(973) 753-6472
Margo.Happer@wyndhamworldwide.com

Table 1
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three and nine months ended September 30, 2009 and 2008:

	Three Months Ended September 30,
	2009		2008
	Net Revenues	EBITDA	Net Revenues	EBITDA(d)
Lodging	$183	$58	$213	$72
Vacation Exchange and Rentals	327	107	354	105
Vacation Ownership	508	104	661	128

Total Reportable Segments	1,018	269	1,228	305
Corporate and Other (a) (b)	(2)	(15)	(2)	(11)

Total Company	$1,016	$254	$1,226	$294

Reconciliation of EBITDA to Net Income

EBITDA		$254		$294
Depreciation and amortization		46		47
Interest expense		34		21
Interest income		(1)		(2)

Income before income taxes		175		228
Provision for income taxes		71		86

Net income		$104		$142

	Nine Months Ended September 30,
	2009		2008
	Net Revenues	EBITDA(e)	Net Revenues	EBITDA(d)
Lodging	$511	$143	$583	$179
Vacation Exchange and Rentals	894	240	1,009	252
Vacation Ownership	1,437	255	1,786	248 (f)

Total Reportable Segments	2,842	638	3,378	679
Corporate and Other (a) (c)	(5)	(55)	(8)	(34)

Total Company	$2,837	$583	$3,370	$645

Reconciliation of EBITDA to Net Income

EBITDA		$583		$645
Depreciation and amortization		134		137
Interest expense		79		59
Interest income		(5)		(8)

Income before income taxes		375		457
Provision for income taxes		155		175

Net income		$220		$282

(a)	Includes the elimination of transactions between segments.

(b)	Includes $2 million ($2 million, net of tax) and $1 million ($2 million, net of tax) of a net expense during the three months ended September 30, 2009 and 2008, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Includes $6 million ($6 million, net of tax) of a net expense and $4 million of a net benefit ($1 million, net of tax, of a net expense) during the nine months ended September 30, 2009 and 2008, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(d)	Includes restructuring costs of $4 million and $2 million for Lodging and Vacation Exchange and Rentals, respectively, during both the three and nine months ended September 30, 2008. The after-tax impact of such costs is $4 million.

(e)	Includes restructuring costs of $3 million, $6 million, $36 million and $1 million for Lodging, Vacation Exchange and Rentals, Vacation Ownership and Corporate and Other, respectively. The after-tax impact of such costs is $28 million.

(f)	Includes a non-cash impairment charge of $28 million ($17 million, net of tax) due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

Table 2
Wyndham Worldwide Corporation
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net revenues
Service fees and membership	$445	$468	$1,241	$1,344
Vacation ownership interest sales	285	446	766	1,153
Franchise fees	126	153	342	402
Consumer financing	108	111	325	314
Other	52	48	163	157

Net revenues	1,016	1,226	2,837	3,370

Expenses
Operating	386	439	1,153	1,284
Cost of vacation ownership interests	54	86	136	226
Consumer financing interest	35	34	102	93
Marketing and reservation	149	232	423	659
General and administrative (a) (b)	140	140	398	438
Asset impairments (c)	—	—	—	28
Restructuring costs (d)	—	6	46	6
Depreciation and amortization	46	47	134	137

Total expenses	810	984	2,392	2,871

Operating income	206	242	445	499
Other income, net	(2)	(5)	(4)	(9)
Interest expense	34	21	79	59
Interest income	(1)	(2)	(5)	(8)

Income before income taxes	175	228	375	457
Provision for income taxes	71	86	155	175

Net income	$104	$142	$220	$282

Earnings per share
Basic	$0.58	$0.80	$1.23	$1.59
Diluted	0.57	0.80	1.21	1.58

Weighted average shares outstanding
Basic	179	178	178	177
Diluted	183	178	181	178

(a)	Includes $2 million ($2 million, net of tax) and $1 million ($2 million, net of tax) of a net expense during the three months ended September 30, 2009 and 2008, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Includes $6 million ($6 million, net of tax) of a net expense and $4 million of a net benefit ($1 million, net of tax, of a net expense) during the nine months ended September 30, 2009 and 2008, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to a non-cash impairment charge ($17 million, net of tax) for Vacation Ownership due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(d)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008. Such amounts, net of tax, were $28 million during the nine months ended September 30, 2009 and $4 million during both the three and nine months ended September 30, 2008.

Table 3
(1 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms (b)	2009	588,500	590,200	590,900	N/A	N/A
	2008	551,100	551,500	583,400	592,900	N/A
	2007	539,300	541,700	540,900	550,600	N/A
	2006	525,500	535,900	533,700	543,200	N/A

RevPAR	2009	$27.69	$32.38	$34.81	N/A	N/A
	2008	$32.21	$38.87	$41.93	$30.03	$35.74
	2007	$31.35	$38.35	$43.10	$33.09	$36.48
	2006	$30.45	$36.97	$40.82	$31.41	$34.95

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2009	3,789	3,795	3,781	N/A	N/A
	2008	3,632	3,682	3,673	3,693	3,670
	2007	3,474	3,506	3,538	3,588	3,526
	2006	3,292	3,327	3,374	3,429	3,356

Annual Dues and Exchange Revenue Per Member	2009	$134.38	$117.59	$116.76	N/A	N/A
	2008	$150.84	$128.91	$124.51	$109.56	$128.37
	2007	$155.60	$132.33	$131.38	$124.59	$135.85
	2006	$152.10	$130.37	$132.31	$128.13	$135.62

Vacation Rental Transactions (in 000s)	2009	387	324	367	N/A	N/A
	2008	387	319	360	282	1,347
	2007	398	326	360	293	1,376
	2006	385	310	356	293	1,344

Average Net Price Per Vacation Rental	2009	$335.54	$422.00	$505.82	N/A	N/A
	2008	$412.74	$477.63	$553.69	$400.09	$463.10
	2007	$349.73	$415.71	$506.78	$426.93	$422.83
	2006	$312.51	$374.91	$442.75	$356.16	$370.93

Vacation Ownership
Gross Vacation Ownership Interest Sales (in 000s)	2009	$280,000	$327,000	$366,000	N/A	N/A
	2008	$458,000	$532,000	$566,000	$432,000	$1,987,000
	2007	$430,000	$523,000	$552,000	$488,000	$1,993,000
	2006	$357,000	$434,000	$482,000	$469,000	$1,743,000

Tours	2009	137,000	164,000	173,000	N/A	N/A
	2008	255,000	314,000	334,000	240,000	1,143,000
	2007	240,000	304,000	332,000	268,000	1,144,000
	2006	208,000	273,000	312,000	254,000	1,046,000

Volume Per Guest (VPG)	2009	$1,866	$1,854	$1,944	N/A	N/A
	2008	$1,668	$1,583	$1,550	$1,630	$1,602
	2007	$1,607	$1,596	$1,545	$1,690	$1,606
	2006	$1,475	$1,426	$1,434	$1,623	$1,486

Note: Full year amounts may not foot across due to rounding.

(a)	Quarterly drivers in the Lodging segment include the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Numbers include affiliated rooms from the fourth quarter of 2006 forward.

Table 3
(2 of 3)
Wyndham Worldwide Corporation
ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties (b)	2009	6,990	7,020	7,040	N/A	N/A
	2008	6,550	6,560	6,970	7,040	N/A
	2007	6,450	6,460	6,460	6,540	N/A
	2006	6,300	6,440	6,420	6,470	N/A

Vacation Ownership
Deferred Revenues (in 000s) (c)	2009	$66,516	$37,140	$36,102	N/A	N/A
	2008	$(81,716)	$(5,240)	$(2,023)	$13,870	$(75,108)
	2007	$3,906	$(4,908)	$506	$(21,092)	$(21,588)
	2006	$12,708	$(221)	$(23,491)	$(10,675)	$(21,679)

Provision for Loan Losses (in 000s) (d)	2009	$107,202	$121,641	$117,111	N/A	N/A
	2008	$82,344	$112,669	$118,609	$136,090	$449,712
	2007	$60,869	$75,032	$85,762	$83,644	$305,307
	2006	$61,242	$55,872	$63,213	$78,680	$259,007

Note: Full year amounts may not foot across due to rounding.

(a)	Information includes the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and Baymont Inn & Suites (April 2006) from their acquisition dates forward. Therefore, the data is not presented on a comparable basis.

(b)	Numbers include affiliated hotels from the fourth quarter of 2006 forward.

(c)	Represents the revenue that is deferred under the percentage of completion method of accounting. Under the percentage of completion method of accounting, a portion of the total revenue from a vacation ownership contract sale is not recognized if the construction of the vacation resort has not yet been fully completed. This revenue will be recognized in future periods in proportion to the costs incurred as compared to the total expected costs for completion of construction of the vacation resort. Positive amounts represent the recognition of previously deferred revenues.

(d)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

Table 3
(3 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, (ii) properties affiliated with Wyndham Hotels and Resorts brand for which we receive a fee for reservation and/or other services provided or (iii) properties managed under the CHI Limited joint venture.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Annual Dues and Exchange Revenue Per Member: Represents total revenues from annual membership dues and exchange fees generated for the period divided by the average number of vacation exchange members during the year.
Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through us. In our European vacation rentals businesses, one rental transaction is recorded each time a standard one-week rental is booked; however, in the United States, one rental transaction is recorded each time a vacation rental stay is booked, regardless of whether it is less than or more than one week.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers divided by the number of rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents gross sales of vacation ownership interests (including tele-sales upgrades, which are a component of upgrade sales) before deferred sales and loan loss provisions.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents revenue per guest and is calculated by dividing the gross vacation ownership interest sales, excluding tele-sales upgrades, which are a component of upgrade sales, by the number of tours.
General
Constant Currency: Represents comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4
Wyndham Worldwide Corporation
Revenue Detail by Reportable Segment
(In millions)

	2009					2008
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$57	$68	$72	N/A	N/A	$64	$78	$88	$66	$297
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	66	73	N/A	N/A	60	75	84	61	280
Property Management Reimbursable Revenues (b)	22	23	21	N/A	N/A	27	26	25	21	100
Ancillary Revenues (c)	21	17	17	N/A	N/A	19	21	16	22	76

Total Lodging	154	174	183	N/A	N/A	170	200	213	170	753

Vacation Exchange and Rentals
Exchange Revenues	127	112	110	N/A	N/A	137	119	114	101	471
Rental Revenues	130	137	185	N/A	N/A	160	153	199	113	624
Ancillary Revenues (d)	30	31	32	N/A	N/A	44	42	41	36	164

Total Vacation Exchange and Rentals	287	280	327	N/A	N/A	341	314	354	250	1,259

Vacation Ownership
Vacation Ownership Interest Sales	239	242	285	N/A	N/A	294	414	446	309	1,463
Consumer Financing	109	109	108	N/A	N/A	99	104	111	112	426
Property Management Fees	91	94	96	N/A	N/A	85	84	89	89	346
Ancillary Revenues (e)	23	22	19	N/A	N/A	26	19	15	(18)	43

Total Vacation Ownership	462	467	508	N/A	N/A	504	621	661	492	2,278

Total Reportable Segments	$903	$921	$1,018	N/A	N/A	$1,015	$1,135	$1,228	$912	$4,290

	2007					2006
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$63	$78	$89	$67	$296	$59	$75	$81	$63	$278
Marketing, Reservation and Wyndham Rewards Revenues (a)	60	73	84	64	281	58	70	78	60	266
Property Management Reimbursable Revenues (b)	16	22	26	28	92	16	20	17	16	69
Ancillary Revenues (c)	13	13	12	17	56	11	11	13	13	48

Total Lodging	152	186	211	176	725	144	176	189	152	661

Vacation Exchange and Rentals
Exchange Revenues	135	116	116	112	479	125	108	112	110	455
Rental Revenues	139	136	182	125	582	120	116	158	105	498
Ancillary Revenues (d)	40	36	38	43	157	37	37	40	51	166

Total Vacation Exchange and Rentals	314	288	336	280	1,218	282	261	310	266	1,119

Vacation Ownership
Vacation Ownership Interest Sales	373	443	467	383	1,666	309	377	396	379	1,461
Consumer Financing	81	88	93	96	358	65	70	77	79	291
Property Management Fees	74	78	79	78	310	58	60	66	68	253
Ancillary Revenues (e)	21	20	32	19	91	13	11	12	28	63

Total Vacation Ownership	549	629	671	576	2,425	445	518	551	554	2,068

Total Reportable Segments	$1,015	$1,103	$1,218	$1,032	$4,368	$871	$955	$1,050	$972	$3,848

Note: Full year amounts may not foot across due to rounding.

(a)	Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we incur and pay on behalf of property owners and for which we are reimbursed by the property owners.

(c)	Primarily includes additional services provided to franchisees.

(d)	Primarily includes fees from additional services provided to transacting members, fees from a credit card loyalty program and fees generated from programs with affiliated resorts.

(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core businesses.

Table 5
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008
Securitized vacation ownership debt
Term notes	$1,305	$1,290	$1,165	$1,252	$1,437
Bank conduit facilities (a)	299	340	569	558	647

Securitized vacation ownership debt (b)	1,604	1,630	1,734	1,810	2,084
Less: Current portion of securitized vacation ownership debt	291	288	305	294	324

Long-term securitized vacation ownership debt	$1,313	$1,342	$1,429	$1,516	$1,760

Debt:
6.00% senior unsecured notes (due December 2016) (c)	$797	$797	$797	$797	$797
Term loan (due July 2011)	300	300	300	300	300
Revolving credit facility (due July 2011) (d)	21	30	517	576	305
9.875% senior unsecured notes (due May 2014) (e)	237	237	—	—	—
3.50% convertible notes (due May 2012) (f)	309	253	—	—	—
Vacation ownership bank borrowings (g)	163	154	156	159	172
Vacation rentals capital leases	139	135	130	139	143
Other	23	22	13	13	12

Total debt	1,989	1,928	1,913	1,984	1,729
Less: Current portion of debt	176	169	166	169	182

Long-term debt	$1,813	$1,759	$1,747	$1,815	$1,547

(a)	Represents (i) a 364-day, non-recourse vacation ownership bank conduit facility with a term through November 2009 and borrowing capacity of $943 million and (ii) the outstanding balance of the Company’s prior bank conduit facility that was repaid on October 8, 2009. At September 30, 2009, our 364-day facility has remaining borrowing capacity of $671 million.

(b)	This debt is collateralized by $2,947 million, $2,916 million, $3,005 million, $2,929 million and $2,737 million of underlying vacation ownership contract receivables and related assets at September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, respectively.

(c)	The balance at September 30, 2009 represents $800 million aggregate principal less $3 million of unamortized discount.

(d)	The Company’s revolving credit facility has a borrowing capacity of $900 million. At September 30, 2009, the Company has $30 million of outstanding letters of credit and a remaining borrowing capacity of $849 million.

(e)	Represents senior unsecured notes issued by the Company during May 2009. The balance at September 30, 2009 represents $250 million aggregate principal less $13 million of unamortized discount.

(f)	Represents cash convertible notes issued by the Company during May 2009. Such balance includes $187 million of debt ($230 million aggregate principal less $43 million of unamortized discount) and a liability with a fair value of $122 million related to a bifurcated conversion feature.

(g)	Represents a 364-day, AUD 213 million, secured, revolving foreign credit facility, which expires in June 2010.

Table 6
(1 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	As of and For the Three Months Ended September 30, 2009
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Wyndham Hotels and Resorts	87	23,555	53.2%	$108.57	$57.76
Wingate Inn	169	15,456	57.1%	$83.19	$47.54
Hawthorn Suites	90	8,386	55.6%	$82.65	$45.98
Ramada	895	116,320	51.8%	$73.89	$38.26
Baymont	233	19,829	48.9%	$64.39	$31.46
Days Inn	1,851	148,949	50.7%	$65.03	$32.96
Super 8	2,125	131,921	55.8%	$60.34	$33.68
Howard Johnson	474	45,233	47.6%	$63.57	$30.24
Travelodge	465	34,800	50.0%	$67.25	$33.61
Microtel Inns & Suites	315	22,608	53.3%	$60.15	$32.04
Knights Inn	327	20,324	39.8%	$44.56	$17.75
Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	11	3,549	N/A	N/A	N/A

Total	7,042	590,930	51.8%	$67.24	$34.81

	As of and For the Three Months Ended September 30, 2008
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Wyndham Hotels and Resorts	80	21,365	63.4%	$123.13	$78.09
Wingate Inn	158	14,427	62.9%	$93.44	$58.77
Hawthorn Suites	90	8,404	63.5%	$91.00	$57.78
Ramada	877	110,844	57.0%	$82.35	$46.92
Baymont	213	18,194	55.7%	$67.82	$37.74
Days Inn	1,878	152,557	56.9%	$68.95	$39.22
Super 8	2,098	130,056	62.1%	$63.69	$39.57
Howard Johnson	471	45,084	52.4%	$69.09	$36.20
Travelodge	482	36,203	56.1%	$73.48	$41.19
Microtel Inns & Suites	301	21,431	57.9%	$63.51	$36.78
Knights Inn	294	19,568	45.4%	$46.18	$20.95
Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	28	5,260	N/A	N/A	N/A

Total	6,970	583,393	57.7%	$72.61	$41.93

NOTE: A glossary of terms is included in Table 3 (3 of 3).

(*)	Represents 1) affiliated properties for which we receive a fee for reservation services provided and 2) properties managed under the CHI Limited joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant. As of September 30, 2008, amounts also include AmeriHost branded properties.

Table 6
(2 of 2)
Wyndham Worldwide Corporation
HOTEL BRAND SYSTEMS DETAILS

	As of and For the Nine Months Ended September 30, 2009
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Wyndham Hotels and Resorts	87	23,555	53.3%	$116.58	$62.15
Wingate Inn	169	15,456	55.0%	$84.61	$46.55
Hawthorn Suites	90	8,386	53.2%	$85.69	$45.58
Ramada	895	116,320	48.1%	$74.11	$35.64
Baymont	233	19,829	47.0%	$63.64	$29.91
Days Inn	1,851	148,949	46.9%	$63.15	$29.61
Super 8	2,125	131,921	50.4%	$57.48	$28.96
Howard Johnson	474	45,233	43.3%	$62.14	$26.94
Travelodge	465	34,800	45.1%	$62.57	$28.20
Microtel Inns & Suites	315	22,608	50.9%	$57.18	$29.08
Knights Inn	327	20,324	38.4%	$43.14	$16.56
Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	11	3,549	N/A	N/A	N/A

Total	7,042	590,930	47.9%	$66.08	$31.66

	As of and For the Nine Months Ended September 30, 2008
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Wyndham Hotels and Resorts	80	21,365	63.6%	$123.20	$78.44
Wingate Inn	158	14,427	62.3%	$92.72	$57.78
Hawthorn Suites	90	8,404	63.5%	$91.00	$57.78
Ramada	877	110,844	54.2%	$82.35	$44.63
Baymont	213	18,194	51.2%	$66.38	$34.02
Days Inn	1,878	152,557	52.0%	$65.80	$34.24
Super 8	2,098	130,056	56.0%	$60.40	$33.84
Howard Johnson	471	45,084	48.5%	$65.95	$32.01
Travelodge	482	36,203	50.7%	$70.20	$35.60
Microtel Inns & Suites	301	21,431	57.9%	$63.51	$36.78
Knights Inn	294	19,568	42.4%	$43.71	$18.54
Unmanaged, Affiliated and Managed, Non-Proprietary Hotels (*)	28	5,260	N/A	N/A	N/A

Total	6,970	583,393	53.4%	$70.68	$37.76

NOTE: A glossary of terms is included in Table 3 (3 of 3).

(*)	Represents 1) affiliated properties for which we receive a fee for reservation services provided and 2) properties managed under the CHI Limited joint venture. These properties are not branded; as such, certain operating statistics (such as average occupancy rate, ADR and RevPAR) are not relevant. As of September 30, 2008, amounts also include AmeriHost branded properties.

Table 7
(1 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	September 30, 2009

Reported EBITDA	$134	$196	$254	$583
Resolution of and adjustment to contingent liabilities and assets (a)	4	—	2	6
Restructuring costs (b)	43	3	—	46

Adjusted EBITDA	$181	$199	$256	$635

Reported PreTax Income	$74	$127	$175	$375
Resolution of and adjustment to contingent liabilities and assets (a)	4	—	2	6
Restructuring costs (b)	43	3	—	46

Adjusted PreTax Income	$121	$130	$177	$427

Reported Tax Provision	$(29)	$(56)	$(71)	$(155)
Resolution of and adjustment to contingent liabilities and assets (c)	(2)	2	—	—
Restructuring costs (c)	(16)	(1)	—	(18)

Adjusted Tax Provision	$(47)	$(55)	$(71)	$(173)

Reported Net Income	$45	$71	$104	$220
Resolution of and adjustment to contingent liabilities and assets	2	2	2	6
Restructuring costs	27	2	—	28

Adjusted Net Income	$74	$75	$106	$254

Reported Diluted EPS	$0.25	$0.39	$0.57	$1.21
Resolution of and adjustment to contingent liabilities and assets	0.01	0.01	0.01	0.03
Restructuring costs	0.15	0.01	—	0.16

Adjusted Diluted EPS	$0.41	$0.41	$0.58	$1.40

Diluted Shares	178	182	183	181

Note: Amounts may not foot due to rounding.

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the tax effect of the adjustments.

Table 7
(2 of 2)
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS
(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	September 30, 2008

Reported EBITDA	$130	$221	$294	$645
Resolution of and adjustment to contingent liabilities and assets (a)	3	(7)	1	(4)
Trademark impairment (b)	28	—	—	28
Restructuring costs (c)	—	—	6	6

Adjusted EBITDA	$161	$214	$301	$675

Reported PreTax Income	$70	$160	$228	$457
Resolution of and adjustment to contingent liabilities and assets (a)	3	(7)	1	(4)
Trademark impairment (b)	28	—	—	28
Restructuring costs (c)	—	—	6	6

Adjusted PreTax Income	$101	$153	$235	$487

Reported Tax Provision	$(28)	$(62)	$(86)	$(175)
Resolution of and adjustment to contingent liabilities and assets (d)	—	3	1	5
Trademark impairment (d)	(11)	—	—	(11)
Restructuring costs (d)	—	—	(2)	(2)

Adjusted Tax Provision	$(39)	$(59)	$(87)	$(183)

Reported Net Income	$42	$98	$142	$282
Resolution of and adjustment to contingent liabilities and assets	3	(4)	2	1
Trademark impairment	17	—	—	17
Restructuring costs	—	—	4	4

Adjusted Net Income	$62	$94	$148	$304

Reported Diluted EPS	$0.24	$0.55	$0.80	$1.58
Resolution of and adjustment to contingent liabilities and assets	0.01	(0.02)	0.01	0.01
Trademark impairment	0.10	—	—	0.10
Restructuring costs	—	—	0.02	0.02

Adjusted Diluted EPS	$0.35	$0.53	$0.83	$1.71

Diluted Shares	178	178	178	178

Note: Amounts may not foot due to rounding.

(a)	Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Represents an impairment charge due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(c)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(d)	Relates to the tax effect of the adjustments.

Table 8
(1 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended September 30, 2009
	As Reported	Legacy Adjustments		As Adjusted
Net revenues
Service fees and membership	$445			$445
Vacation ownership interest sales	285			285
Franchise fees	126			126
Consumer financing	108			108
Other	52			52

Net revenues	1,016	—		1,016

Expenses
Operating	386			386
Cost of vacation ownership interests	54			54
Consumer financing interest	35			35
Marketing and reservation	149			149
General and administrative	140	(2	) (a)	138
Depreciation and amortization	46			46

Total expenses	810	(2)		808

Operating income	206	2		208
Other income, net	(2)			(2)
Interest expense	34			34
Interest income	(1)			(1)

Income before income taxes	175	2		177
Provision for income taxes	71	—	(b)	71

Net income	$104	$2		$106

Earnings per share
Basic	$0.58	$0.01		$0.59
Diluted	0.57	0.01		0.58

Weighted average shares outstanding
Basic	179	179		179
Diluted	183	183		183

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to the tax effect of the adjustment.

Table 8
(2 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Nine Months Ended September 30, 2009
		Legacy		Restructuring
	As Reported	Adjustments		Costs		As Adjusted
Net revenues
Service fees and membership	$1,241					$1,241
Vacation ownership interest sales	766					766
Franchise fees	342					342
Consumer financing	325					325
Other	163					163

Net revenues	2,837	—		—		2,837

Expenses
Operating	1,153					1,153
Cost of vacation ownership interests	136					136
Consumer financing interest	102					102
Marketing and reservation	423					423
General and administrative	398	(6	) (a)			392
Restructuring costs	46			(46	) (b)	—
Depreciation and amortization	134					134

Total expenses	2,392	(6)		(46)		2,340

Operating income	445	6		46		497
Other income, net	(4)					(4)
Interest expense	79					79
Interest income	(5)					(5)

Income before income taxes	375	6		46		427
Provision for income taxes	155	—	(c)	18	(c)	173

Net income	$220	$6		$28		$254

Earnings per share
Basic	$1.23	$0.03		$0.16		$1.42
Diluted	1.21	0.03		0.16		1.40

Weighted average shares outstanding
Basic	178	178		178		178
Diluted	181	181		181		181

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the tax effect of the adjustments.

` Table 8
(3 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended September 30, 2008
		Legacy		Restructuring
	As Adjusted	Adjustments		Costs		As Adjusted
Net revenues
Service fees and membership	$468					$468
Vacation ownership interest sales	446					446
Franchise fees	153					153
Consumer financing	111					111
Other	48					48

Net revenues	1,226	—		—		1,226

Expenses
Operating	439					439
Cost of vacation ownership interests	86					86
Consumer financing interest	34					34
Marketing and reservation	232					232
General and administrative	140	(1)	(a)			139
Restructuring costs	6			(6	) (b)	—
Depreciation and amortization	47					47

Total expenses	984	(1)		(6)		977

Operating income	242	1		6		249
Other income, net	(5)					(5)
Interest expense	21					21
Interest income	(2)					(2)

Income before income taxes	228	1		6		235
Provision for income taxes	86	(1	) (c)	2	(c)	87

Net income	$142	$2		$4		$148

Earnings per share
Basic	$0.80	$0.01		$0.02		$0.83
Diluted	0.80	0.01		0.02		0.83

Weighted average shares outstanding
Basic	178	178		178		178
Diluted	178	178		178		178

(a)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(c)	Relates to the tax effect of the adjustment.

Table 8
(4 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Nine Months Ended September 30, 2008
		Legacy		Trademark		Restructuring
	As Reported	Adjustments		Impairment		Costs		As Adjusted
Net revenues
Service fees and membership	$1,344							$1,344
Vacation ownership interest sales	1,153							1,153
Franchise fees	402							402
Consumer financing	314							314
Other	157							157

Net revenues	3,370	—		—		—		3,370

Expenses
Operating	1,284							1,284
Cost of vacation ownership interests	226							226
Consumer financing interest	93							93
Marketing and reservation	659							659
General and administrative	438	4	(a)					442
Trademark impairment	28			(28	) (b)			—
Restructuring costs	6					(6	) (c)	—
Depreciation and amortization	137							137

Total expenses	2,871	4		(28)		(6)		2,841

Operating income	499	(4)		28		6		529
Other income, net	(9)							(9)
Interest expense	59							59
Interest income	(8)							(8)

Income before income taxes	457	(4)		28		6		487
Provision for income taxes	175	(5	) (d)	11	(d)	2	(d)	183

Net income	$282	$1		$17		$4		$304

Earnings per share
Basic	$1.59	$0.01		$0.10		$0.02		$1.71
Diluted	1.58	0.01		0.10		0.02		1.71

Weighted average shares outstanding
Basic	177	177		177		177		177
Diluted	178	178		178		178		178

Note: EPS amounts may not foot across due to rounding.

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets.

(b)	Represents an impairment charge due to the Company’s initiative to rebrand its vacation ownership trademarks to the Wyndham brand.

(c)	Relates to costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(d)	Relates to the tax effect of the adjustments.